                                                                 Exhibit 10-C(1)





                               FIRST AMENDMENT TO
                    THE DANA CORPORATION EXCESS BENEFITS PLAN
                        (December 14, 1998, Restatement)

In order to ensure that the mortality and interest rate basis used to calculate lump sum payments under the Dana Corporation Excess Benefits Plan (the "Plan") correspond to the factors used under the Company's tax-qualified retirement plans, as amended to comply with the Retirement Protection Act of 1994, and to clarify rules preventing duplication of benefits, it is necessary to amend the Plan as follows, effective for retirements after May 1, 2000:

1.       Amend Section 1.12 to read as follows:

         "Mortality Table" means the 1983 Group Annuity Mortality Table (unisex) weighted 50 percent male and 50 percent female.

2. In Section 4.1(a)(i) and (ii), and in Section 4.1(c)(i) and (ii), delete the portion of each paragraph that states, "120 percent of the interest rate that would be used (as of January 1 of the calendar year in which the first benefit payment is to be made) by the Pension Benefit Guaranty Corporation with respect to an immediate annuity for purposes of determining the present value of a lump sum distribution on plan termination" and substitute the following:

         the interest rate equal to the average annual yield on 30-year Treasury securities at constant maturity published in the Federal Reserve Statistical Release effective for the November preceding the beginning of the calendar year in which the first benefit payment is to be made.

3. In Section 4.1(e), insert a new paragraph (i) to read as follows, and re-designate the following paragraphs accordingly:

         (i) Section 3.04 of the Retirement Plan;

4. In Section 4.1, insert a new subsection (g) at the end of that section to read as follows:

         (g) If an Employee is eligible to receive benefits under another nonqualified deferred compensation plan with respect to any period of service, and the other plan replaces benefits that are limited by the application of Section 401(a)(17) or Section 415 of the Code to a tax-qualified defined benefit plan, the Employee's benefits under this Plan shall be reduced by the benefits received under such other nonqualified plan with respect to the same period of service.

IN WITNESS WHEREOF, Dana Corporation has adopted this amendment on this 18th day of April, 2000.

                                               For Dana Corporation
                                               /s/ R. C. Richter
                                               -----------------
Witness:
/s/ Stephen C. Newman
---------------------